UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact name of registrant as specified in its charter)

Delaware	(See Next Page)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name Of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	Bats BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of a series (the “Fund”) of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 174 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 183 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

This filing relates to the following Funds:

Fund Name	Tax ID Number
ProShares S&P 500 Dividend Aristocrats ETF	61-1719417
ProShares MSCI EAFE Dividend Growers ETF	47-1181906
ProShares MSCI Europe Dividend Growers ETF	47-4748392

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: December 27, 2016	By:	/s/ Richard F. Morris
Richard F. Morris Chief Legal Officer